Exhibit 10.23

                     RESTRICTED STOCK TRUST AGREEMENT
                    UNDER THE 1993 STOCK INCENTIVE PLAN

     This Declaration of Trust is made effective as of April 20, 1994 and entered into by and between American Home Products Corporation (the "Company") which adopts this Trust Agreement and Jack M. O'Connor, (hereinafter referred to as the "Trustee") as Trustee. This Trust is established to implement the Restricted Stock Performance Award Agreements entered into between the Company and certain key employees under the 1993 Stock Incentive Plan (the "Plan").
                                 ARTICLE I
                           TITLE AND DEFINITIONS
1.1  Title
     This Trust Agreement shall be known as the Restricted Stock
Trust.
1.2  Definitions
     All of the definitions set forth in Section 2 of the Plan are hereby incorporated by reference. Notwithstanding any inference to the contrary contained in said Plan, the Trustee's rights, powers, titles, duties, responsibilities, discretions and immunities shall be governed solely by this Trust Agreement without reference to the provisions of the Plan.

                                ARTICLE II
                               ADMINISTRATOR
2.1  Committee
     The Company shall notify the Trustee, in writing, of the names of the members of the committee appointed pursuant to the terms of the Plan ("Committee"), including the persons acting as Secretary and Assistant Secretary, respectively, and of any change in the identity of the members of the Committee. Until so notified of a change, the Trustee shall act upon the direction of the members of the Committee last designated by the Company in writing.
2.2  Committee Directions to Trustee
     All directions by the Committee to the Trustee shall be in writing and signed by the member or members of the Committee specifically authorized to give the Trustee written directions, or by the agents of the Committee as may be designated under
Section 2.5 hereof, which authorizations shall likewise be contained in a written notice to the Trustee. The Company shall furnish to the Trustee specimen signatures of the members of the Committee at the time they are appointed and specimen signatures of any successor members of the Committee at the time the Trustee is notified in writing of any change in membership of the Committee and specimen signatures of any duly authorized agents of the Committee who are authorized to give the Trustee written directions pursuant to Section 2.5 hereof. The Trustee shall not be liable for losses or unfavorable results arising from compliance with the directions of the Committee made in accordance with the Trust Agreement.
2.3  Committee Sole Responsibility
     The Committee shall have sole responsibility for the exercise of its rights and duties as set forth in Section 3 and elsewhere in the Plan, specifically including the determination of the existence, non-existence, nature and amount of rights and interests of all persons in the Trust.
2.4  Maintenance of Accounts
     (a) The Trustee will create and maintain a separate account ("Participant's Account") for each participant ("Participant"). The Trustee shall credit a Participant's Account with (i) the number of shares of Company Stock awarded to the Participant,
(ii) the number of shares of Company Stock purchased with any cash dividend paid on the Company Stock held in the Participant's Account and any cash remaining after such purchase, (iii) the number of shares of Company Stock received as stock splits with respect to the shares of Company Stock in such Participant's Account and (iv) warrants or any other property received with respect to the Company Stock in such Participant's Account. The Trustee shall debit a Participant's Account to reflect any distributions or forfeitures with respect to the Participant. Company Stock that is contributed to the Plan for any year and Company Stock that is purchased by the Trustee with the contributions of the Company for such year shall each be separately allocated to the Participant's Accounts on a pro-rata basis based on the Participants respective awards ("Awards") for such year. Any Trust assets distributed by the Trustee to the judgment creditors of the Company shall be debited to the Participant's Accounts on a pro-rata basis based on the value of the respective Participant's Accounts that is attributable to contributions made by the Company at the time of such distribution.
     (b) The Trustee shall maintain records for each Participant's Account showing (i) the aggregate number of shares of Company Stock so credited and debited, (ii) the number of shares of Company Stock which are awarded or purchased for each calendar year during which the Plan is in effect and (iii) such other matters as the Trustee and/or the Company may deem necessary or advisable.
     (c) No fractional share shall be purchased for or credited to the Participant's Accounts.
     (d) Unless otherwise provided by the Company, the Trustee shall have custody of the certificate or certificates representing all the shares of Company Stock held in the Trust under the Plan. The Trustee shall register such certificate or certificates in its own name or in the name of a nominee of the Trustee.
2.5  Designation of Agents
     The Committee shall in its sole discretion have the right to appoint such agents as it may deem necessary to carry out its duties pursuant to the provisions of the Plan and this Trust.

                                ARTICLE III
                               CONTRIBUTIONS
3.1  Contributions
     The Trustee shall receive all contributions paid by the Company in Company Stock and all contributions so received, together with the income therefrom and any increment thereon, shall be held, managed and administered by the Trustee as a single Trust pursuant to the terms of this Agreement for the Company without distinction between principal and income. The Trustee shall have no duty to require any contributions to be made to it by the Company and shall have no duty or authority to compute any amount to be paid to it by the Company nor to determine whether the amounts received by it from the Company comply with the Plan or to determine that the assets of the Trust are adequate to provide any benefits payable pursuant to the Plan.

                                ARTICLE IV
                          PAYMENT FROM TRUST FUND
4.1  Payments by Trustee
     All payments from the Trust shall be made by the Trustee to such persons, in such manner, at such times and in such amounts as the Committee shall direct and the Trustee shall be under no duty to make inquiry as to whether any distribution direction by the Committee is made pursuant to the provisions of the Plan.
4.2  Trustee, Compensation and Expenses
     The Trustee shall be paid such reasonable compensation for its services as shall be agreed upon from time to time by the Company and the Trustee, and the Trustee shall be reimbursed for its expenses that are reasonably necessary and incident to its administration of the Trust. Such expenses shall include outside counsel fees, if any, incurred by the Trustee for the purpose of determining its responsibilities under the Trust. All such compensation, expenses and fees may be paid to the Trustee from the Trust assets or directly by the Company, in the discretion of the Committee; provided, however, if the Committee fails to direct payment of what is agreed between the Trustee and the Company to be a proper amount of compensation or reimbursement, the Trustee may withdraw such proper amount from the Trust.
4.3  Taxes
     The Trustee shall not be personally liable for any real and personal property taxes, income taxes and other taxes of any kind levied or assessed under the existing or future laws against the Trust assets. Such taxes may be paid directly from the Trust assets or by the Company in the discretion of the Committee.
4.4  Alienation
     The rights, benefits, and payments of any Participant or beneficiary payable from the Trust assets shall not be subject in any manner to anticipation, sale, assignment, pledge, encumbrance, or charge, voluntary or involuntary, by any Participant or beneficiary. Any attempt by a Participant or Beneficiary to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. The Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or beneficiary entitled to benefits hereunder and such benefits shall not be considered an asset of a Participant or a beneficiary in the event of his insolvency or bankruptcy.
4.5  Committee Expenses
     Expenses and fees of the Committee or Company for the administration of the Plan and services in relation thereto for legal and accounting and other similar expenses, including any costs with respect to the creation of the Plan and Trust, may be paid either from the Trust assets or by the Company at the discretion of the Committee.

                                 ARTICLE V
                        INVESTMENT OF TRUST ASSETS
5.1  Trustee Has Fiduciary Responsibility
     (a) The Trustee shall have full discretion in and sole responsibility for investment in Company Stock, management and control of Trust assets including, without limitation, discretion in the responsibility for determining the method to be used to purchase Company Stock, either through open market or private purchase from the Company or others, the time when and the price at which Company Stock shall be purchased, the amount of Company Stock to be purchased, or the broker or dealer, if any, to be used to effect purchases of Company Stock for Section 5 of the Plan and Section 5.4 of the Trust.
     (b) As soon as practicable after the Trustee receives (i) any cash awarded to a Participant or (ii) any cash dividend paid on Company Stock held in a Participant's Account, the Trustee shall use such cash (any other cash then in the Participant's Account) to buy in one or more transactions the largest practicable whole number of shares of Company Stock for such Participant's Account (which may include purchases of Company Stock executed on a national securities exchange) after deductions for the payment of brokers' fees and stock transfer and similar taxes, if any, applicable to such purchases. The Trustee shall limit the daily volume and prices of such purchases as required by regulations of the Securities and Exchange Commission, if applicable, and otherwise to the extent it deems necessary or advisable.
5.2  Relationship of Fiduciaries
     It is the intent of all fiduciaries under the Plan and Trust that each fiduciary shall be solely responsible for its own acts or omissions. No fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust unless
(1) he participates knowingly in such breach or knowingly undertakes to conceal such breach, knowing such act or omission to be a breach, (2) has actual knowledge of such breach and fails to take responsible remedial action to remedy said breach, or (3) through this negligence in performing his own specific fiduciary responsibilities which give rise to his status as a fiduciary, has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibilities.
5.3  Duty of Care
     Subject to the investment directions in Section 5 of the Plan and Section 5.4 of the Trust, the Trustee shall discharge its responsibilities for the investment, management and control of the Trust assets solely in the interest of the Participants and beneficiaries of the Plan for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. All actions by the Trustee shall be in accordance with the documents and instruments governing the Plan and this Trust.
5.4 Plan and Trust Constitute a Key Employees Restricted Stock Performance Award Plan
     This Plan and Trust constitute a key employees restricted stock performance award plan, not designed to be a qualified plan under Section 401(a) of the Internal Revenue Code. Because a significant purpose of the Plan is to foster an increased ownership interest by key employees of the Company in the Company, all investments of Trust assets shall be made in Company Stock; provided that, from time to time the Trustee may maintain such portion of the Trust assets in cash or forms of short-term liquid investments, including short-term collective investment funds maintained by the Trustee, as it deems in the best interests of the Trust provided that the Trust remains primarily invested in Company Stock.

                                ARTICLE VI
                             POWERS OF TRUSTEE
6.1  Investment Powers
     The Trustee is authorized and empowered.
     (a) To purchase, hold, sell, invest and reinvest Trust Assets ("Trust Assets"), together with the income therefrom, in Company Stock;
     (b) To transfer part or all of the money constituting Trust Assets to and as an investment in any type of interest bearing account, including but not limited to savings accounts and time certificates of deposit;
     (c) To hold, manage and control all property at any time forming part of the Trust Assets; to sell, convey, transfer, exchange, and otherwise dispose of the same from time to time in such manner, for such consideration and upon such terms and conditions as it shall determine;
     (d)  Except to the extent its powers are modified by Section
6.3 of the Trust, to exercise any option, conversion privilege or subscription right given to the Trustee as the owner of any security forming part of the Trust assets; except to the extent its powers are modified by Section 6.3 of the Trust, to consent to or oppose any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease, or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust and to take any action in connection therewith and receive and retain any securities resulting therefrom;
     (e) To make distributions from the Trust at such times and in such number of shares of Company Stock and amounts of cash to or for the benefit of the person entitled thereto under the Plan, as the Committee directs in writing. Where distribution is directed in Company Stock, the Committee shall cause the Trustee to obtain an appropriate stock certificate for the person entitled thereto, to be delivered to such person by the Trustee. Any portion of a Participant's Account to be distributed in cash shall be paid by the Trustee furnishing its check to the Participant or to the Committee for delivery to the Participant (or beneficiary). Shares of Company Stock distributed by the Trustee may include such restrictions on transferability as the Committee may require;
     (f) To exercise all the further rights, powers, options and privileges granted, provided for, or vested in Trustees generally under applicable federal or state law, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

6.2  General Powers
     The Trustee in any and all events is authorized and empowered:
     (a) To cause any property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such property;
     (b) To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation; and to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;
     (c) In addition to the enumerated powers herein, to do all other acts necessary or desirable for the proper administration of the Trust assets, as though the absolute owner thereof.

6.3  Voting Rights; Offer to Purchase Stock
     Each Participant shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote the shares of Company Stock held in Participant's Account. The Trustee shall vote any shares of Company Stock for which it does not receive instructions in the same proportions on each matter to be voted upon as the shares for which the Trustee does receive instructions. In the event any offer is made to shareholders of the Company generally by any person, corporation or other entity (the "Offeror") to purchase any or all of the outstanding Company Stock, including the Company Stock then held in Participant's Accounts, then and in that event the Trustee shall promptly forward to each Participant all materials and written information furnished to the Trustee by the Offeror and/or by the Company in connection therewith, and shall notify each Participant in writing of the number of shares of Company Stock which is then credited to such Participant's Account. Such notice shall also set forth the rights afforded each Participant by the following sentence and shall state that, absent timely instructions from such Participant to the Trustee, no tender to the Offeror shall be made of any of the shares specified in such written notice. Each Participant shall be entitled to instruct the Trustee as to whether all (but not less than all) of the shares of Stock standing to his credit should be tendered by the Trustee pursuant to such offer. The Trustee shall tender only those shares of stock held in a Participant's Account for which it receives instructions to so tender from such Participant, and shall not tender any shares as to which such instructions are not so received. In the event that Company Stock held in a Participant's Account is tendered pursuant to this paragraph, the proceeds received upon the acceptance of such tender by the Offeror shall be credited to such Participant's Account (and shall be subject to the same terms and conditions as were applicable to the Company Stock so tendered). Pending the distribution of such proceeds pursuant to Section 7 of the Plan, the Trustee shall invest any cash portion of such proceeds in such short-term or intermediate-term obligations issued or guaranteed by the Government of the United States or any agency or instrumentality thereof, and in such commercial paper (other than obligation of the Company), certificates of deposit and other investments of a short-term or intermediate-term nature, as the Trustee, in its discretion, deems suitable for the investment of trust funds.

                                ARTICLE VII
                          ACCOUNTS OF THE TRUSTEE
7.1  Records
     The Trustee shall maintain accurate records and accounts of all transactions hereunder, which shall be available at all reasonable times for inspection or audit by any person or persons designated by the Committee.
7.2  Reports
     If the Committee so directs, the Trustee shall submit to the committee such interim valuations, reports, or other information as the Committee may reasonably require. Within 90 days following (a) the close of each calendar year of the Trust or (b) the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Committee a written account setting forth all transactions effected by it subsequent to the end of the period covered by its last previous annual account, and listing the assets of the Trust, showing carry and market values of such assets, at the close of the period covered by such account.
7.3  Value of Trust Assets
     For the purposes of this Article 7.3, the fair market value of assets in the Trust shall be determined by the Trustee based upon such sources of information as it may deem reliable including, but not limited to, information reported in (1) newspapers of general circulation, (2) standard financial periodicals or publications, (3) statistical and valuation services, (4) the records of securities exchanges or brokerage firms deemed by the Trustee to be reliable, or any combination thereof.
                               ARTICLE VIII
                    RESIGNATION AND REMOVAL OF TRUSTEE
8.1  Method and Procedure
     The Trustee may resign at any time by delivering to the Company a written notice of resignation, to take effect at a date specified therein, which shall not be less than 60 days after the delivery thereof, unless such notice shall be waived.
     The Company shall have the right to remove the Trustee by delivery of a written notice of removal to take effect at a date specified therein, which shall not take effect less than 60 days after the delivery thereof, unless such notice shall be waived.
     In the event the Trustee notifies the Company of its intention to resign, or the Company removes the Trustee, in accordance with the foregoing provisions of the Article VIII, the Company, by resolution of its Board of Directors, shall appoint a successor-trustee and in default thereof, such successor-trustee may be appointed by a court of competent jurisdiction. The Trustee hereunder shall thereupon deliver to the successor-trustee all property of this Trust Fund, together with such records as may be reasonably required to enable the successor-trustee to property administer the Trust.
     In the cases of its resignation or removal, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by agreement of settlement between the Trustee and the Company, including payments by the Company to the Trustee pursuant to the provisions of section 4.2 hereof, or (2) at the expense of the Trust (other than legal fees incurred by the Trustee) by a judicial statement in an action instituted by the Trustee in a court of competent jurisdiction.
     Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this Agreement theretofore vested in such Trustee shall vest in the successor trustee where applicable, and thereupon all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets, and all rights and privileges, to the successor trustee.

                                ARTICLE IX
                         AMENDMENT AND TERMINATION

     Subject to the limitations of Section 11 of the Plan, the Company shall have the right to amend the Plan and Trust from time to time and to amend further or cancel any such amendment. Any amendment shall be stated in an instrument in writing executed by the Company and this Trust Agreement shall be amended in the manner and at the time therein set forth, and the Company and the Trustee shall be bound thereby; provided, however that:
     (a) No amendment shall deprive any Participant of any benefit already vested.
     (b) No amendment shall increase the duties or liabilities of the Trustee without its written consent.

                                 ARTICLE X
                               MISCELLANEOUS
10.1 Irrevocable Trust with Assets Subject to Claims of Creditors of Company and Participating Subsidiaries
     This Trust shall be irrevocable, provided, however, that it will be a grantor trust, with the Trust Assets being treated as assets of the Company, as the case may be. Any stock, cash or other property held in the Trust that was contributed by the Company shall at all times be subject to the claims of judgement creditors of the Company.
10.2 Limitation on Participants' Rights
     Participation in this Trust shall not give any Participant the right to be retained as an employee of the Company or any right or interest in this Trust. All rights created under the Plan and this Trust shall be mere unsecured contractual rights of Participants against the Company, as the case may be. The Company reserves the right to dismiss any Participant without any liability for any claim either against this Trust, except to the extend provided herein, or against the Company.
10.3 Receipt or Release
     Any payment to any Participant or his beneficiary in accordance with the provisions of this Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee and the Company, as the case may be, and the Trustee may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.
10.4 New Jersey Law Governs
     This Agreement and the Trust hereby created shall be construed, administered and governed in all respects under applicable New Jersey law.
10.5 Headings, etc., No Part of Agreement
     Headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the previous hereof.
10.6 Instrument in Counterparts
     This Agreement has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.
10.7 Successors and Assigns
     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.
10.8 Masculine Gender Includes Feminine and Neuter
     As used in this Plan, the masculine gender shall include the feminine and neuter genders.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer and the corporate seal to be hereunto affixed, and the Trustee has executed these presents.

                                   ______________________________
                                   Jack M. O'Connor
                                   as Trustee

                                   ______________________________
                                   John R. Considine
                                   Vice President - Finance
                                   for American Home Products
                                   Corporation

Attested:

______________________________
Carol G. Emerling
Secretary